UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida 33136

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market
Transferable Subscription Rights	LGVNR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2023, Longeveron Inc. (the “Company”) entered into a Dealer-Manager Agreement (the “Dealer-Manager Agreement”) with R.F. Lafferty & Co., Inc. (“R.F. Lafferty”) providing for the appointment, on the terms and subject to the conditions set forth in the Dealer-Manager Agreement, of R.F. Lafferty as dealer-manager for the Company’s rights offering, consisting of a distribution by the Company to holders of record of its Class A common stock, Class B common stock (together, the “common stock”) and holders of warrants exercisable for its Class A common stock, at no charge, transferrable subscription rights to purchase up to $30.0 million of its Class A common stock at a $3.00 subscription price per share.

Under the terms and subject to the conditions contained in the Dealer-Manager Agreement, R.F. Lafferty will provide marketing assistance and advice to the Company in connection with the rights offering.

The Company has agreed to pay R.F. Lafferty a cash fee equal to 6.0% of the gross proceeds of the rights offering, a non-accountable expense allowance of 0.8% of the gross proceeds of the rights offering and an out-of-pocket accountable expense allowance of 0.2% of the gross proceeds of the rights offering. The Company has agreed to indemnify R.F. Lafferty and its affiliates against, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act of 1933, as amended. R.F. Lafferty’s participation in the rights offering is subject to customary conditions contained in the Dealer-Manager Agreement.

R.F. Lafferty has additionally agreed to use its best efforts to place any unsubscribed shares of Class A common stock registered in connection with the rights offering at the subscription price for an additional period of up to 45 days following the expiration of the rights offering. The number of shares of Class A common stock that may be sold by the Company during this 45-day period will depend upon the number of shares of Class A common stock that remain available following the subscription and exercise of the subscription rights. For any such unsubscribed shares of Class A common stock placed by R.F. Lafferty after the expiration of the rights offering, the Company has agreed to pay R.F. Lafferty a placement fee equal to 6.0% of such sales, in lieu of the dealer-manager fee, together with a continuing 0.8% non-accountable expense allowance and an out-of-pocket accountable expense allowance of 0.2%, with such placement fee and expenses to be calculated in respect of the total gross proceeds paid to and received by the Company for subscriptions accepted by the Company from investors in connection with such placement of Class A common stock and such placement fee and expenses not to exceed the aggregate amounts that would have otherwise been received by R.F. Lafferty if the rights offering were to have been fully subscribed. Neither the placement fee nor expense allowance in connection with the placement of the Class A common stock after expiration of the rights offering will be payable with respect to any shares purchased as result of the exercise of any Basic Subscription Right or Over-Subscription Privilege (as such terms are defined in the Dealer-Manager Agreement) in the rights offering.

The Dealer-Manager Agreement also provides that R.F. Lafferty will not be subject to any liability to the Company in rendering the services contemplated by the Dealer-Manager Agreement except for any act of willful misconduct, bad faith or gross negligence of R.F. Lafferty. R.F. Lafferty and its affiliates may provide to the Company from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees.

The Company has also agreed to grant to R.F. Lafferty a right of first refusal for a period ending on December 31, 2024 to act as the Company’s investment banker on any subsequent equity or equity linked offerings by the Company if the gross proceeds from the rights offering equal or exceed $10 million. If the Company wishes to terminate such right of first refusal, the Company would be required to pay R.F. Lafferty 1.0% of the gross proceeds raised in all aggregate offerings pursuant to the Company’s engagement letter with R.F. Lafferty and in accordance with FINRA Rule 5110.

The representations, warranties and covenants contained in the Dealer-Manager Agreement were made solely for the benefit of the parties to the Dealer-Manager Agreement. In addition, such representations, warranties and covenants (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Dealer-Manager Agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Dealer-Manager Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Dealer-Manager Agreement, which subsequent information may or may not be fully reflected in public disclosures.

A form of the Dealer-Manager Agreement was previously filed as Exhibit 1.1 to Amendment No. 1 to the Company’s registration statement on Form S-1 (File No. 333-272946) filed with the Securities and Exchange Commission (“SEC”) on July 28, 2023. The foregoing summary of the terms of the Dealer-Manager Agreement is subject to, and qualified in its entirety by, such document attached hereto, which is incorporated herein by reference.

The registration statement on Form S-1, as amended, relating to the securities being offered and sold in connection with the rights offering was declared effective by the SEC on August 14, 2023. The prospectus relating to and describing the terms of the rights offering has been filed with the SEC as a part of the registration statement and is available on the SEC’s web site at http://www.sec.gov. This report does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
1.1	Dealer-Manager Agreement, dated August 14, 2023, between Longeveron Inc. and R.F. Lafferty & Co., Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: August 18, 2023	/s/ Lisa A. Locklear
	Name:	Lisa A. Locklear
	Title:	Chief Financial Officer

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